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                                                                    EXHIBIT 10.1

                              SEVERANCE AGREEMENT

     This Severance Agreement ("Agreement") is hereby made and entered into by and between Simon Worldwide, Inc. ("SWI") and Patrick D. Brady ("Brady").

     WHEREAS, Brady has been employed by SWI as its Co-Chief Executive Officer and Co-President, pursuant to an Employment Agreement between the parties dated September 1, 1999 (the "Employment Agreement"); and

     WHEREAS, the parties have reached full and final agreement as to the terms of Brady's separation from employment with SWI;

     NOW, THEREFORE, the parties agree as follows:

     1. RESIGNATION BY BRADY. Effective June 15, 2001 (the "Termination Date"), Brady shall resign from (a) his positions as Co-Chief Executive Officer and Co-President of SWI, (b) his membership on SWI's Board of Directors, and (c) any and all other positions held by Brady with SWI or any of its subsidiaries or affiliates or any of the Boards of Directors thereof. On or before the Termination Date, Brady shall confirm his resignation from such positions by submitting a letter of resignation to SWI substantially in the form attached as Exhibit A to this Agreement. As of the Termination Date, the Employment Agreement (including, without limitation, the line of credit provided to Brady by SWI thereunder) shall terminate and be of no further force or effect; provided, however, that Sections 5, 8 and 9 of the Employment Agreement shall remain in effect following the Termination Date in accordance with their terms. Brady's rights with respect to the exercise or termination of the options to purchase shares of SWI stock previously granted to him shall be governed by the terms thereof.

     2. COMPENSATION TO BRADY. In consideration of the terms of this Agreement, SWI shall provide Brady with the following severance compensation:

          (a) Within ten (10) days after Brady has delivered to SWI an original, signed copy of this Agreement, SWI shall deliver to Brady a lump-sum payment in the gross amount of Three Million Two Hundred Thousand Dollars ($3,200,000).

          (b) SWI shall forgive in full Brady's current indebtedness to SWI (the principal amount of which shall not exceed Eighty-Five Thousand Sixty Dollars $85,060.00) and any accrued interest thereon.

          (c) SWI shall maintain until November 10, 2002, at its expense, Brady's coverage under the life, medical and dental insurance plans in which Brady was a participant as of the Termination Date; provided, however, that to the extent that SWI may modify or terminate the medical or dental insurance coverage provided to its executive-level employees generally, SWI may likewise modify or terminate the coverage provided to Brady.

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     (d) SWI shall pay for and maintain for the benefit of Brady and his designees Brady's coverage under the split-dollar life insurance policies currently in effect with respect to Brady; provided, however, that the remaining annual premium payments on such policies by SWI (the final two of which such payments are due to be made by SWI in June 2009) shall not exceed Eighty Thousand Dollars ($80,000.00) per annum. Brady agrees to execute, or cause to be executed, appropriate modifications to the agreement relating to such split-dollar life insurance policies to reflect the terms of this Agreement.

     (e) On the Termination Date, SWI shall deliver to Brady a lump-sum payment in the gross amount of Thirty-four Thousand Six Hundred Seventy-Three Dollars ($34,673.00) in respect of Brady's accrued, unused vacation and personal days as of the Termination Date.

     (f) Subject to Brady's submission of appropriate documentation, SWI shall pay (i) the attorneys' fees and expenses in the amount of Twenty-Four Thousand Five Hundred Forty-Six Dollars and Twenty-Three Cents ($24,546.23) previously incurred by Brady through his representation by the law firm of Craig & McCaffey; and (ii) the reasonable attorneys' fees and expenses, up to a maximum of $50,000, incurred by Brady through his representation by the law firm of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. in connection with the negotiation of this Agreement.

     The parties acknowledge and agree that (i) there is "good reason," as that term is defined in Section 6.6(a) of the Employment Agreement, for Brady to terminate his employment with SWI; and (ii) the termination of Brady's employment with SWI is not occurring in connection with a change of control of SWI for purposes of Section 4999 of the Internal Revenue Code (the "Code"). In the event, however, that any golden-parachute excise tax is assessed by the Internal Revenue Service ("IRS") under Section 4999 of the Code with respect to any of the compensation set forth in this Section 2, Brady shall have the right to "gross up" protection against any such golden-parachute excise tax liability (including interest or penalties) thereby incurred by Brady. The parties recognize that the duty to pay any golden-parachute excise tax is personal to Brady, and that Brady may be obligated, following the assessment of such a tax by the IRS and upon advice of professional tax counsel, to pay such a tax. In the event of a dispute with the IRS as to whether a golden-parachute tax should be assessed, and provided that no actual legal conflict of interest then exists between the parties with respect to such a matter, Brady shall cooperate with SWI in connection with any dispute or other proceeding before the IRS or any other governmental authority concerning the assessment of such liability or the applicability of Section 4999 of the Code to the compensation set forth in this
Section 2, and SWI shall be entitled to determine the legal positions to be taken and the steps to be followed by SWI and Brady in connection with such a dispute or other proceeding. In the event that such a conflict of interest emerges between SWI and Brady with respect to such a dispute or other proceeding, Brady shall be entitled to retain counsel, at SWI's expense, to represent him separately in connection with the matter. In the event that Brady pays any golden-parachute excise tax assessed by the IRS with respect to any of the compensation set forth in this Section 2


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and the appropriate gross-up is paid to Brady by SWI, Brady shall assign to SWI any and all rights he may have to seek a refund of such payment.

     3. SOLE COMPENSATION: NO MITIGATION. Brady expressly acknowledges that the compensation provided for in the foregoing Section 2 shall constitute the sole and entire compensation due him or to become due him in connection with the termination of his employment with SWI. Brady shall not be obligated under this Agreement to seek subsequent employment, and the compensation to be provided to Brady hereunder shall not be reduced by any earnings that Brady may derive through such subsequent employment.

     4. DEDUCTIONS. All of the compensation to be provided to Brady under this Agreement is stated in gross terms and shall be subject to payroll tax withholdings and any other deductions reasonably determined by SWI to be required by law.

     5. RELEASE BY BRADY. In consideration of the terms hereof, Brady, on behalf of himself and his spouse, heirs, executors, administrators, trustees, legal representatives and assigns, hereby forever releases and discharges SWI, The Yucaipa Companies LLC ("Yucaipa"), Overseas Toys, L.P., their respective past and present subsidiaries, affiliates, divisions, predecessors, successors and assigns, and all of the officers, directors, shareholders, employees, consultants, agents and attorneys of each such entity from any and all claims, demands, liabilities, actions, and causes of action of every name and nature, whether known or unknown, arising at any time from the beginning of the world through the date of Brady's execution of this Agreement. This release includes, without limitation, (a) any claims of breach of contract, whether express or implied; (b) any claims for reemployment, salary, wages, bonus pay, stock or stock options, vacation pay, benefits or other compensation of any kind; (c) any claims of discrimination or retaliation in employment, including, without limitation, any claims under Title VII of the Civil Rights of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Americans With Disabilities Act, the Family and Medical Leave Act, or any other federal, state or local statute, ordinance, regulation or common-law provision relating to discrimination or retaliation in employment; (d) any claims under any other federal, state or local statutes, ordinances or regulations; and (e) any claims based in tort. Brady agrees that neither he nor any of his present, future or former heirs, representatives or assigns will ever assert in any forum any claim or cause of action as to which this release may lawfully be applied. Notwithstanding the foregoing, this release excludes
(x) SWI's obligation to indemnify Brady as a director and officer to the extent required by Section 5 of the Employment Agreement or by any other preexisting contractual or other obligation of SWI to Brady; and (y) any obligation of SWI set forth in this Agreement.

     6. RELEASE BY SWI. SWI, on behalf of itself and its subsidiaries, affiliates, divisions, predecessors, successors and assigns, hereby forever releases and discharges Brady from any and all claims, demands, liabilities, actions, and causes of action of every name and nature, whether known or unknown, arising at any time from the beginning of the world through the date of SWI's execution of this Agreement. This release includes, without limitation, any




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contract-based, tort-based or other common-law claims, any claims under any federal, state or local statutes, ordinances or regulations, and any claims for costs or attorney's fees. Notwithstanding the foregoing, this release excludes
(a) any claim arising from fraudulent or criminal conduct by Brady, (b) any stockholder derivative claim, and (c) any obligation of Brady set forth in this Agreement. SWI represents that as of the date of this Agreement, it is not currently pursuing the development of a claim against Brady based on any alleged fraudulent or criminal conduct by Brady.

     7. RETURN OF PROPERTY. On or before the Termination Date, Brady shall return to SWI all items in his possession or control that are the property of SWI or any of its subsidiaries or that contain any confidential information of SWI.

     8. CONFIDENTIALITY. Brady acknowledges that the existence and terms of this Agreement shall constitute "Confidential Information" within the meaning of Section 9 of the Employment Agreement until such time as such information is disclosed by SWI. Notwithstanding the foregoing, Brady may disclose the existence and terms of this Agreement to his immediate family members, attorneys, accountants and financial and tax advisors, provided that Brady informs such persons of the existence of this confidentiality provision and instructs them not to disclose such information further.

     9. NONDISPARAGEMENT. Brady agrees that he shall not make or cause to be made, directly or indirectly, any comments to any third party that disparage or denigrate SWI, its subsidiaries or affiliates, or any of their respective current or former directors, officers, shareholders, employees consultants, agents or attorneys. SWI agrees to instruct its officers and directors, and those of its subsidiaries, to whom the terms of this Agreement are disclosed not to make or cause to be made, directly or indirectly, any comments to any third party that disparage or denigrate Brady. Notwithstanding the foregoing, the provisions of this Section 9 shall not apply to any statement that any party may be compelled by law to make.

     10. NO ADMISSION. This Agreement does not constitute an admission by either SWI or Brady that either party has at any time acted contrary to the law or violated the rights of either party.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Brady and his heirs, administrators, representatives and executors, and upon SWI and its successors and assigns. Brady shall not transfer or assign this Agreement to any person or entity, and any such attempted transfer or assignment shall be void and without effect. Brady warrants that he has not previously transferred or assigned to any person or entity any right, cause of action or claim released by this Agreement.

     12. CHOICE OF LAW. This Agreement shall be construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without reference to any conflict-of-law doctrine that would result in the application of the laws of any other jurisdiction; provided,

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however, that the parties' obligations under Section 5, 8 and 9 of the
Employment Agreement (as incorporated herein pursuant to Section 1 of this Agreement) shall be governed by the substantive laws of the State of California.

     13. ARBITRATION. Except in the case of a request for equitable relief pursuant to Section 8.3 of the Employment Agreement or a request for provisional relief by a court pending arbitration, any dispute or controversy between the parties arising from an alleged breach of this Agreement or otherwise concerning the meaning or interpretation of any provision of this Agreement shall be resolved exclusively through an arbitration proceeding before the American Arbitration Association ("AAA") in Boston, Massachusetts. Except as may be otherwise set forth in this Section 13, such proceeding shall be conducted in accordance with the rules of the AAA then in effect. The parties shall each bear one-half of the fees and expenses of the arbitrator and all other expenses of the arbitration (other than any filing fees required of claimants by the AAA), and each party shall be responsible for payment of his or its attorneys' fees and all other costs associated with the preparation and presentation of his or its case; provided, however, that the arbitrator may, to the extent permitted by law, award attorneys' fees, costs and/or expenses to the prevailing party. The arbitrator shall render an award and written opinion, which shall be final and binding upon the parties, and judgment on the award may be entered by any court with jurisdiction thereof.

     14. SEVERABILITY. Should any provision of this Agreement be determined by any court to be wholly or partially unlawful, invalid or unenforceable, the lawfulness, validity and enforceability of the remaining provisions shall not be affected, and the unlawful, invalid or unenforceable provision shall be deemed not to be a part of this Agreement.

     15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and, except as otherwise set forth in Section 1 above, supersedes any and all prior agreements and understandings between them with respect thereto. In signing this Agreement, both parties are relying only on the representations set forth herein, and not on any other representations, whether oral or written. This Agreement may be amended or modified only by an express writing signed by Brady and by a duly authorized officer of SWI.

     16. WAIVER. The failure by a party to assert his or its rights under any provision of this Agreement shall not be construed as a waiver of the party's rights with respect to any future violations of such provision, or to prevent that party thereafter from enforcing his or its rights under any other provision of this Agreement.

     17. NOTICES. Any notices, requests, consents or other communications made under this Agreement shall be given in writing and personally delivered or sent by certified mail, postage prepaid, with return receipt requested, or by overnight courier service, to the following addresses (or to such other addresses as the parties may specify to one another by like notice subsequent to the execution of this Agreement):

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     If to SWI:     Simon Worldwide, Inc.
                    c/o Simon Marketing, Inc.
                    1900 Avenue of the Stars
                    Suite 550
                    Los Angeles, California 90067-4301
                    Att'n: General Counsel
                    Facsimile: (310) 553-7659

                    with a copy to:

                    Choate, Hall & Stewart
                    Exchange Place
                    53 State Street
                    Boston, Massachusetts 02109
                    Att'n: Cameron Read, Esq.
                    Facsimile: (617) 248-4000

     If to Brady:   Patrick D. Brady
                    71 Eastern Point Boulevard
                    Gloucester, Massachusetts 01930

                    with a copy to:

                    Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. One Financial Center
                    Boston, Massachusetts 02111
                    Att'n: Kenneth M. Bello, Esq.

     18. SECTION HEADINGS. The section headings in this Agreement are included solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

     19. EXECUTION. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but which taken together shall constitute one and the same agreement.

     20. ACKNOWLEDGEMENTS. Brady acknowledges and affirms:

         (a) that he has read this Agreement carefully and completely, and that he fully understands its meaning and intent, the terms set forth herein, and the final and binding effect of the release set forth in the foregoing Section 5;


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     (b) that he has had the opportunity to consult with an attorney or other advisor before signing this Agreement, has been advised by SWI to do so if he chooses, and in fact has consulted with an attorney before signing this Agreement;

     (c) that he has been given at least twenty-one (21) days to review and consider this Agreement before signing it, and that if he signs this Agreement before the expiration of this 21-day period, he does so voluntarily;

     (d) that he is signing this Agreement freely and voluntarily;

     (e) that he may revoke this Agreement after signing it by delivering a written notice of revocation to SWI by facsimile and by overnight courier service, at the address set forth in the foregoing Section 17, by no later than seven (7) days after the date on which he has signed this Agreement and delivered it to SWI; and

     (f) that the terms of this Agreement, including SWI's obligations hereunder, shall become effective and enforceable only after this seven-day revocation period has passed, provided that Brady has not revoked this Agreement.


AGREED AND ACCEPTED;

Simon Worldwide, Inc.


By: Allan I. Brown
   ----------------------------

Name: /s/ Allan I. Brown
     --------------------------

Title: Co-CEO
      -------------------------

Date:         6/26/2001
     --------------------------


Patrick D. Brady

     /s/ Patrick D. Brady
-------------------------------

Date:         6/25/2001
     --------------------------



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                                   GUARANTEE

     Simon Marketing, Inc. ("SMI"), a Delaware corporation and a wholly-owned subsidiary of SWI, hereby unconditionally guarantees the due and timely performance of all of SWI's obligations hereunder. The liability of SMI hereunder is direct and unconditional and may be enforced without requiring Brady first to resort to any other right, remedy or security. This Guarantee is a continuing Guarantee and shall remain effective until all of SWI's obligations hereunder are satisfied. In no event shall this Guarantee be terminated without the prior written consent of Brady in his sole discretion. SMI hereby waives any and all rights to presentment, demand and protest.

Simon Marketing, Inc.



By:  /s/  Michael J. Widman
     ---------------------------------

Name:  Michael J. Widman
       Senior Executive Vice President

Title:
       -------------------------------

                              Date:  June 26, 2001






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
                                   EXHIBIT A


                                             June __, 2001



Mr./Ms. __________________
Chairman, Board of Directors
Simon Worldwide, Inc.
101 Edgewater Drive
Wakefield, Massachusetts 01880

Dear Mr./Ms. ________________

     Pursuant to Section I of my Severance Agreement with Simon Worldwide, Inc. ("SWI") dated June __, 2001, I hereby submit my resignation, effective June 15, 2001, from my position as Co-Chief Executive Officer and Co-President of SWI, from my membership on SWI's Board of Directors, and from any and all other positions held by me with SWI or any of its subsidiaries or affiliates.

                                        Sincerely,





                                        Patrick J. Brady




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                                 June 23, 2001


Mr. Ronald Burkle
Chairman, Board of Directors
Simon Worldwide, Inc.
101 Edgewater Drive
Wakefield, Massachusetts 01880

Dear Mr. Burkle:

     Pursuant to Section 1 of my Severance Agreement with Simon Worldwide, Inc. ("SWI") dated June 25, 2001, I hereby submit my resignation, effective June 15, 2001, from my position as Co-Chief Executive Officer and Co-President of SWI, from my membership on SWI's Board of Directors, and from any and all other positions held by me with SWI or any of its subsidiaries or affiliates.


                                        Sincerely,

                                        /s/ Patrick D. Brady
                                        ----------------------------------------
                                        Patrick D. Brady

                                 June 23, 2001


Mr. Ronald Burkle
Chairman, Board of Directors
Simon Worldwide, Inc.
101 Edgewater Drive
Wakefield, Massachusetts 01880

Dear Mr. Burkle:

     In connection with the execution of my Severance Agreement with Simon Worldwide, Inc. ("SWI") dated June 25, 2001, I hereby represent and warrant that I have not made any oral or written representation to, or purported to bind SWI to any oral or written agreement with, any current or former employee of SWI relating to any severance compensation to be provided to such employee in the event of the termination of his or her employment with SWI.


                                        Sincerely,

                                        /s/ Patrick D. Brady
                                        ----------------------------------------
                                        Patrick D. Brady

                                   CONSENT


     Reference is made to (a) the Purchase Agreement by and between Cyrk, Inc. ("Cyrk") and Cyrk Holdings, Inc. (f/k/a Rockridge Partners, Inc.) (the "PURCHASER"), dated as of January 20, 2001, as amended by Amendment No. 1, dated as of February 15, 2001 (the "PURCHASE AGREEMENT") and (b) the Lease by and between 125 Water Street LLC (the "LLC") and Cyrk, dated as of December 12, 1996 relating to the property located at 125 Water Street, Danvers, Massachusetts (the "DANVERS LEASE").

     The LLC hereby consents pursuant to Section 25 of the Danvers Lease to the assignment of the Danvers Lease by Cyrk to the Purchaser pursuant to the terms and conditions of the Purchase Agreement.

     The undersigned Patrick D. Brady and Gregory P. Shlopak, in their capacity as managers of the LLC and in their individual capacity, covenant and agree that they shall neither authorize the LLC nor cause the LLC to sue or to exercise any other right and remedy which the LLC may have against Cyrk and/or the Purchaser as a result of any alleged default under the Danvers Lease arising from the assignment of the Danvers Lease from Cyrk to the Purchaser.


     Executed as of this ____ day of June, 2001.


125 WATER STREET LLC



By /s/ Patrick D. Brady                  By
  ____________________________             ______________________________
  Patrick D. Brady, Manager                 Gregory P. Shlopak, Manager